1     Hanesbrands FAQs    Updated August 2, 2016– New or updated information is in red    Current Period – related FAQs    Q:  Given the challenging retail environment, why are you able to reiterate your full‐year guidance?  A:  We reiterated our full year guidance for sales, adjusted operating profit (excluding acquisition and integration  charges), adjusted earnings per share and cash flow from operations based on three factors.  One, the challenges in  the overall retail environment were already reflected in our guidance when it was initially set back in February.  Two,  overall our year‐to‐date results are in‐line with our plan.  And three, as we look to the back half of the year, we believe  we are very well positioned to achieve our guidance as our key initiatives are unfolding as expected.        Q:  What gives you confidence in your ability to achieve your guidance for the second half?  A:  While there are many initiatives driving our confidence in delivering on the second half, here are four examples.  First,  our inventory reduction actions are complete and delivering their intended results.  Adjusting for the $51 million from  Champion Europe, our inventory declined from first quarter’s level, which in‐turn helped drive $156 million in cash  flow from operations in the quarter, a record for any second quarter in our history.  We expect our inventory,  excluding Champion Europe and Pacific Brands, to continue to decline through the second half of the year and we are  firmly on‐track to achieve our cash flow guidance.  Second, the initiative that we laid out at the beginning of the year  to drive volume growth in our core Innerwear business is gaining traction.  For the quarter, we grew market share in  Men’s Underwear, Women’s Panties and Socks.  Moreover, our “focus on the core” initiative positions us well for the  second half.  We have targeted promotions in place for both back‐to‐school and holiday.  We’re also set to begin  advertising behind our new innovation, FreshIQ.  Third, the integrations of Hanes Europe and Knights Apparel are  tracking to plan, which puts us on‐schedule to deliver $40 million in synergies this year.  And fourth, we closed our  two most recent acquisitions, Champion Europe and Pacific Brands.        Q:  What macroeconomic expectations are factored into your 2016 guidance?  A:  From a macro perspective, we assume the overall consumer environment remains challenging, as has been the case  over the past several years.  The low‐end of our guidance assumes that the poor holiday traffic trends in the fourth  quarter of 2015 repeat in 2016, while the high‐end of our guidance assumes a more normalized fourth quarter in  2016 as well as contributions from our various sales initiatives.        Q:  Can you provide any insights into your second half guidance?  A:  We reiterated our full‐year outlook, which at their mid‐points implies 8% growth in revenue, 11% growth in adjusted  operating profit, 16% growth in adjusted EPS and $800 million in cash flow from operations.  With respect to the  acquisitions of Champion Europe and Pacific Brands, while we gave you their expected contributions for the full  year in late May, the specific guidance for the quarters is very different then what one might expect due to the  timing of when we closed Pacific Brands (mid‐July) and their seasonality.  About $200 million, or approximately 55%  of the estimated 2016 sales contribution from Champion Europe and Pacific Brands, are expected to be in the fourth  quarter.  For total HBI, that means third quarter sales should be slightly greater than the fourth quarter as the  impact from these acquisitions tempers some of our normal sales cadence.  However, from a profit perspective,  virtually the entire $0.04 adjusted EPS increase from late May is expected in the fourth quarter.  This leaves the  total company’s estimate for Q3 GAAP EPS of $0.43 to $0.45 and Q3 adjusted EPS of $0.55 to $0.57, while Q4 GAAP  EPS is estimated to be $0.47 to $0.55 and Q4 adjusted EPS of $0.57 to $0.61.

2     Q:  Why did your plan call for a decline in second quarter results from last year?  A:  We planned for a decline in our second quarter results from last year due to the anniversary of sizeable X‐Temp and  Champion pipes, which drove mid‐single digit revenue growth in Basics and 42% growth in Champion in the sporting  goods, mid‐tier and department stores channels in the second quarter last year.        Q:  Why did your gross margin decline in the second quarter and should we expect an improvement in the second half?  A:  The decline in our gross margin for both the second quarter and the first half was due to the expected inventory  management costs of $12 million and $20 million, respectively.  Absent these costs, which we do not have in the  second half, our gross margin for both the second quarter and the first half would have been up over prior year.        Q:  Can you provide any insights into your FreshIQ innovation?  A:  Fresh IQ is an odor control technology that mechanically attacks bacteria.  This is a great innovation that we believe  has the potential to impact the overall apparel category.  In fact, we’ve seen some of our highest advertising testing  ever with this new product and the reception by our retailers has been strong.  The benefits of FreshIQ span both  Innerwear and Activewear and it’s now in the market in men’s underwear, socks and certain Champion products.      Q:  Why did your 2016 guidance for pretax acquisition and integration charges increase $20 million?  A:  The vast majority of the $20 million increase, which is all non‐cash, to our estimate for acquisition and integration  charges was due to higher purchase accounting adjustments now that the acquisitions of Champion Europe and Pacific  Brands have closed.      Q:  Can you provide any insights into the pretax acquisition and integration‐related charges in your 2016 guidance?  A:  Our estimate for pretax acquisition and integration‐related charges is approximately $180 million.  This consists of  approximately $80 million related to Hanes Europe (formerly DBApparel), Knights Apparel and Champion Japan;  approximately $53 million related to Champion Europe and Pacific Brands, of which the vast majority are deal costs  and the purchase accounting adjustments required under GAAP; and approximately $47 million related to refinancing  actions.  We estimate that roughly 60% of the approximately $180 million in acquisition and integration‐related  charges in 2016 should be cash‐based and roughly 40% should be non‐cash charges.        Q:  What is your estimate for total pretax acquisition and integration‐related charges for Champion Europe and Pacific  Brands?  A:  We expect the total acquisition and integration charges for the Champion Europe and Pacific Brands acquisitions,  combined, to be less than $100 million, of which approximately $53 million are expected to be recognized this year.   This is significantly lower than prior acquisitions due to three factors: (1) we have become more efficient at integrating  acquired businesses; (2) the benefits from our prior foundational IT investments; and, (3) these two integrations are  less complex.      Q:  You mentioned that your inventory at the end of the quarter declined from first quarter but your balance sheet  indicates an increase, can you explain the difference?  A:  We closed the Champion Europe acquisition on June 30, 2016.  Per GAAP accounting rules, our balance sheet is  reflective of the last day of our quarter, which was July 2, 2016.  Excluding the $51 million of inventory from Champion  Europe, our inventory in the second quarter declined from first quarter’s level.

3     Q:  Given all of the work you did in the second quarter to optimize your capital structure, can you provide any insights  into your ongoing interest and other expense?  A:  Given the current interest rate environment, the need to fund recent acquisitions and higher‐rate Notes that were  callable, we proactively took the opportunity during the second quarter to optimize our capital structure.  We lowered  our overall interest rate and increased the amount of fixed rate debt on our balance sheet.  Roughly two‐thirds of our  debt is now fixed and we have a blended interest rate of approximately 3.6%.  Our current run‐rate for Interest and  Other Expense is approximately $160 million, annually, which includes debt amortization.      Q:  Can you provide any insights on the comments from the call regarding HBI’s performance over the past decade?  A:  Over the last ten years, the Company’s had three distinct phases: the first, to transform our supply chain and cost  structure to make us competitive globally; the second, to drive Innovate‐to‐Elevate to expand our operating margins;  and the third, grafting both of these strategies onto acquisitions.  Over that time, we built a strong business model that  creates value by nurturing world‐class brands, delivering innovation to a broad base of consumers, driving volume  through our highly‐efficient global supply chain, and effectively deploying our cash flow.  The result has been great for  all of our stakeholders.  Over this decade we have increased revenue from approximately $4 billion to nearly $7 billion,  allowing us to expand our employment base from roughly fifty thousand to approximately seventy thousand people.   We have completed eight acquisitions, many internationally, with international sales now close to a third of the  business.  But we paid attention to more than just expanding the business: we have won numerous awards for our  community support, our environmental efforts, and have also been recognized as a “great place to work”.  All of this  great effort can be seen in our financial results: we increased operating profit from roughly $400 million to over $1  billion, grown earnings per share from $0.37 to over $2.00 – a 20% CAGR for the decade, and generated more than $4  billion in cash flow from operations.        Q:  What acquisition expectations are factored into your 2016 guidance?  A:  With respect to our acquisitions of DBApparel, Knights Apparel and Champion Japan, our 2016 guidance assumes  approximately $50 million in revenue, approximately $40 million in synergy contributions and approximately $80  million in pretax acquisition and integration‐related charges (of which roughly $54 million were recognized in the  first half).  The revenue assumptions include roughly $20 million from the Knights Apparel wrap in the first quarter  (recall we closed our acquisition of Knights Apparel on April 6, 2015) and approximately $30 million from the re‐ acquisition of the remainder of the Champion rights in Japan.  The roughly $40 million in expected synergy  contributions are from Hanes Europe Innerwear (formerly DBApparel), Knights Apparel as well as the remaining  synergies from Maidenform.  The bulk of these acquisition synergies are expected to be in SG&A in the second half  of 2016.  Of the approximately $80 million in pretax charges, we expect roughly 80% are attributable to Hanes  Europe Innerwear, roughly 15% to Knights Apparel and the balance to Champion Japan.      With respect to the partial year contributions from Champion Europe and Pacific Brands, our 2016 guidance  includes approximately $350 million in revenue, approximately $20 to $25 million in adjusted operating profit,  which excludes approximately $53 million in pretax acquisition and integration‐related charges.        Q:  Given the updated guidance reflects partial year contributions from recently announced acquisitions as well  incremental interest expense, can you provide an annualized outlook of these factors?  A:  Due to the expected timing of the closing of Champion Europe and Pacific Brands as well as their seasonality, our  updated 2016 guidance includes about one‐third of their annual operating profit, excluding approximately $53 million  of acquisition and integration‐related charges, while it includes roughly three‐fourths of the associated annual interest  expense.  On an annual basis, excluding any potential synergies and pretax charges, we would expect Champion  Europe and Pacific Brands to contribute approximately $800 million in sales and approximately $70 million in adjusted  operating profit.

4     Q:  How big is the online channel for Hanesbrands and are you focused on driving growth in this channel?  A:  Our U.S. online sales represent roughly 8% of our total domestic sales across the online sites of traditional retailers,  online pure‐plays as well as our own websites, and are growing faster than the overall online apparel category.  We  have focused and dedicated numerous people and resources to drive our online business both domestically and  internationally, and we have seen great success.  For example, one of the largest online pure‐plays is now our 7th  largest domestic customer, representing over 1% of total sales.        Q:  Given comments in the press regarding inversions and earnings stripping can you comment on your tax rate?  A:  The recent comments in the press were centered around artificial tax structures, with a specific focus on inversions and  earnings stripping.  We do not use inversions.  We do not do earnings stripping.  We do not engage in artificial tax  management.  Our accounting and tax strategies are sound.  In fact, we were recently audited by the IRS (see our third  quarter 2015 Form 10Q) and the audit was closed with no adjustments.  Our tax rate is the by‐product of our global  business model, which we believe is sustainable for many years to come.            Q:  Have your thoughts on capital allocation changed?      A:  There is no change to our strategy.  Our capital allocation strategy is to effectively deploy our significant, consistent  cash flow to generate the best long‐term returns for our shareholders.  Over time, our goal is for our net debt‐to‐ EBITDA to be in a range of 2 to 3 times.  Our strategy is to use our cash flow to fund capital investments and our  dividend, use debt for acquisitions and use excess free cash flow, which is defined as cash from operations less  capital expenditures and dividends, to repurchase stock.          Q: Will your capital expenditures increase significantly as a result of your acquisition strategy?  A:  With acquisitions, as the size of our business, profit and cash flows increases, so should the absolute level of our  capital spending.  Although our spending on capital expenditures has and is expected to continue to fluctuate year to  year, we expect our capital expenditures to average around 1.75% of sales going forward, which is in‐line with our  historical average, and over time should roughly equal depreciation.  Spending at this level should allow our global  supply chain to remain competitive while also handling the increased capacity needs for growth and our acquisition  strategy.      Q:  How does a change in currency exchange rates impact your financial results?  A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways;  a translation impact and a transaction impact.  The translation impact refers to the impact that changes in  exchange rates can have on our published financial results.  Similar to many multi‐national corporations that publish  financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S.  Dollars using an average exchange rate over the representative period.  A period of strengthening in the U.S. Dollar  results in a negative impact to our published financial results (because it would take more units of a local currency to  convert into a dollar).  The opposite is true during a period of weakening in the U.S. Dollar.  Our biggest foreign  currency exposure is the euro.  The transaction impact on financial results is common for apparel companies that  source goods because these goods are purchased in U.S. Dollars.  The transaction impact from a strengthening dollar  would be negative to our financial results (because the U.S. Dollar‐based costs would convert into a higher amount of  local currency units, which means a higher local‐currency cost of goods, and in turn, a lower local‐currency gross  profit).  The transaction impact from exchange rates is typically recovered over time with price increases.  However,  during periods of rapid change in exchange rates; pricing is unable to change quickly enough.  In these situations, it  could make sense to hedge the exchange rate exposure in sourcing costs.

5     Pacific Brands‐related FAQs    Q:  Do you believe your acquisition strategy is creating strong returns for shareholders?  A:  Yes.  The rationale for our acquisition strategy is to generate long‐term shareholder returns by applying our proven ‘Sell  More’ and ‘Spend Less’ strategies to newly acquired businesses to create substantial multi‐year synergies.  For example,  our completed acquisitions have brought with them approximately $120 million in operating profit and we expect to add  another approximately $170 million through synergies, of which slightly over $100 million have been recognized through  the end of the first quarter 2016.  Champion Europe and Pacific Brands are expected to add to these returns by  contributing an additional approximately $125 million in combined operating profit, excluding acquisition and  integration‐related charges(1) , once full synergies are achieved.      With eight acquisitions in less than six years, our Innovate‐to‐Elevate and acquisition strategies have significantly  remade our company since 2010.  Back then, there were only 5 countries where we held the #1 or #2 market position.   We had roughly $4 billion in sales, only 11% of which came from outside the U.S., roughly $381 million in operating  profit, a 9% operating margin and roughly $133 million in cash flow from operations.  Going forward, if you take our  current 2016 guidance and layer in the full synergies from all of our acquisitions, including Champion Europe and Pacific  Brands, we’ll be the largest basic apparel company in the world with the #1 or #2 market position in 12 countries.  We’ll  have more than 30% of our revenue in international markets.  Annually we expect to have approximately $7 billion in  sales, over $1.1 billion in operating profit, a mid‐teens operating margin and over a billion dollars in cash flow from  operations.  That’s a remarkable change.  But the reality is, we’ve only begun to hit our stride.  Given the scalability our  business model and the potential of our acquisition pipeline, there is ample opportunity to continue to create value for  many years to come.    Q:  What is driving the value creation for the Pacific Brands acquisition?  A:  Pacific Brands squarely hits on all four of our acquisition criteria.  It’s in our core categories.  It provides complementary  revenue growth opportunities.  It is justifiable based solely on cost synergies and it’s quickly accretive.  The majority of  the expected value creation is from supply chain synergies.  Pacific Brands sources the vast majority of the products in its  Underwear segment and we see a significant synergy opportunity by plugging their Underwear business into the Asian  cluster of our company‐owned supply chain, especially in Vietnam.  But this opportunity goes beyond the typical 15‐20%  cost reduction we expect to achieve by in‐sourcing only their high volume styles.  Their products are very similar to our  Hanes Europe products, which means as we harmonize these products we’ll increase the total number of high volume  styles that can be brought in‐house.  In other words, this acquisition not only drives manufacturing synergies on its own,  it also creates incremental synergy benefits for prior acquisitions, which underscores the power of our company‐owned  supply chain.  The other factor driving the expected value creation is revenue growth.  Pacific Brands’ Underwear group  has been executing a strategy to drive profitable revenue growth by investing behind its brands, growing its retail  presence and expanding online.  This strategy is working as its Underwear segment sales over the past three years have  grown at a compound annual growth rate of roughly 7%.  As management continues to drive its strategy and we layer  on our innovation process, we see a long runway for mid‐to‐high single digit revenue growth.    Q:  How should investors think about Pacific Brands’ business on a go‐forward basis and what is the expected financial  contribution of this acquisition within three years?    A:  Pacific Brands base business, which we define as their Underwear and Sheridan segments, generates approximately  AUD800 million (US$600 million) in annual sales with a high‐single digit operating margin.  As we complement their  growth strategy, strong brands and Australian design with our Innovate‐to‐Elevate strategy and low‐cost global supply  chain, we believe we can grow their base revenue at mid‐to‐high single digit rates while increasing operating margins to  the mid‐teens.  Over the next three years, once synergies are fully realized, we believe Pacific Brands can annually  contribute over AUD930 million in revenue and approximately AUD140 million in operating profit, excluding acquisition  and integration‐related charges(1).  Assuming an exchange rate of AUD1:US$0.76, this would equate to over US$700  million in revenue and over US$100 million in operating profit, excluding acquisition and integration‐related charges(1.  We expect this acquisition to deliver an after‐tax IRR in the mid‐teens.

6     Q:  Can you provide any insight into Pacific Brands?  A:  Pacific Brands is the leading underwear and intimate apparel company in Australia.   Their products are distributed  through the wholesale channel (roughly 60% of sales), in‐store retail (roughly one‐third of sales) and online retail  (roughly 7% of sales).  They have a strong management team that like us, nurtures its brands and uses a disciplined,  consumer packaged goods approach to managing their business.  Historically, Pacific Brands was much more diversified  company.  Several years ago management embarked on a significant restructuring to streamline the company down to  its core Underwear and Sheridan business units.  Its Tontine pillow and Dunlop flooring businesses, which account for  roughly 12% of sales, fall well outside of Hanesbrands core categories and therefore, our intention is to divest these over  time.  These two business operations are excluded from our long‐term projections and will be reported as discontinued  operations after the acquisition closes.        Q:  Can you provide any insight into Pacific Brands Underwear segment?  A:  The Underwear segment, which accounts for the majority of Pacific Brands’ revenue and operating profit, is very similar  to us.  They have big, strong, iconic brands, including Bonds, which has more than a century of history.  With 90% brand  awareness and the #1 share of the underwear and socks markets, the Bonds brand is akin to the Hanes of Australia.  As a  company, Pacific Brands holds the #1 share position in men’s, women’s and kid’s underwear, as well as in bras, sports  bras, socks and hosiery.  They also hold the #2 market position in babywear (i.e. infant apparel) and casual clothing.   Their products are distributed across all channels with a growing presence in online and company‐owned retail.      Q:  What are your plans for the Sheridan business segment?  A:  The Sheridan brand has nearly 50 years of history and its products include premium linens, towels, loungewear and  recently launched babywear.  Sheridan holds the #1 market position in its main categories, its infrastructure is highly  integrated with the Underwear group and its products are primarily distributed through high‐end department store  concessions and branded stores.  With Sheridan’s strong brand position and its entrance into loungewear and babywear,  we believe this segment has attractive growth and profitability characteristics.        Q:  Does this acquisition preclude you from another acquisition in 2016?  A:  While we intend to turn our focus to developing the integration and growth plans for both the Champion Europe and the  Pacific Brands acquisitions, there remain a variety of potential opportunities.  We cannot predict the timing of any single  acquisition, which is why we are always talking to people.  As we have said many times before, we will not take on more  integration and business risk than we believe the organization can handle and when we have the next signed deal, we’ll  let you know.      Q:  Excluding the purchase price, what are the total costs associated with the Pacific Brands acquisition?  And what portion  will be cash‐based?  A:  We will provide more detail once the acquisition is closed and we have a detailed integration plan in place.        Champion Europe‐related FAQs    Q:  What is the rationale and expected return for this acquisition?  A:  The rationale for all of our acquisitions is to generate long‐term shareholder returns by applying our proven ‘Sell More’  and ‘Spend Less’ strategies to newly acquired businesses to create substantial multi‐year synergies.  Champion Europe  squarely hits on all four of our acquisition criteria.  It’s in our core categories.  It provides complementary revenue growth  opportunities.  It is justifiable based solely on cost synergies and it’s quickly accretive.  This acquisition is expected to  deliver an after‐tax IRR in the low‐to‐mid teens.

7     Q:  What are some of the global growth initiatives for Champion?  A:  By unifying the Champion brand globally, we have significant opportunities to grow revenue by expanding our  distribution across product lines, across channels and across geographies.  In the U.S., we’ve developed a very broad  product line under Champion that spans from mass price points all the way up to the higher‐priced sporting goods and  department store channels.  We can now take this broad product line and sell it into Europe, Japan, Australia, and other  international markets.  As we build scale by expanding Champion’s distribution worldwide, we expect to be able to  leverage global product design as well as our low‐cost supply chain to further reduce costs and ultimately improve our  operating margins.  With this acquisition, we now sell Champion products on five continents and have approximately  $1.2 billion in Champion revenue worldwide.  We believe our Champion revenue can increase at high single‐digit to low  double‐digit rates and could approach $2 billion within five to six years.      Q:  Can you provide any insight into Champion Europe’s current financial performance?  A:  Champion Europe currently expects full‐year 2016 net sales of more than €190 million, EBITDA, excluding charges, of  approximately €20 million, and operating profit, excluding charges, of approximately €15.        Q:  What is the expected financial contribution of the Champion Europe acquisition within three years?    A:  Over the next three years, excluding the broader global Champion growth opportunities, we believe Champion Europe’s  stand‐alone operations can increase revenue from more than €190 million to well over €250 million.  Through a  combination of supply chain synergies and revenue growth, we believe Champion Europe’s stand‐alone operations, over  the next three years, can increase operating profit, excluding acquisition and integration‐related charges(1), from roughly  €15 million to well over €25 million.      Q:  Can you provide any insight into Champion Europe’s business operations?  A:  Champion Europe owns the trademark rights for the Champion brand in Europe, the Middle East and Africa.  The  Company, which is based in Italy, designs, sources and sells Champion athletic apparel and accessories wholesale to  retailers and directly to consumers via roughly 130 company‐owned stores.  The vast majority of Champion Europe’s  revenue is in Italy and Greece.  With respect to its merchandise mix, based on FY15 revenue, roughly 40% was men’s  apparel, roughly 30% was women’s apparel, roughly 20% was youth and toddler apparel and the remainder was  accessories.          Q: Given the value creation is more weighted toward complementary revenue growth opportunities, is there an increased  risk to achieving your expected IRR relative to prior acquisitions?  A:  No, like all of our acquisitions, we are able to justify Champion Europe based solely on the expected cost synergies, which  in this case will come almost entirely from supply chain synergies.  Champion Europe is not our first acquisition in which  the value creation was weighted toward complementary revenue growth.  This was also the case with both our Gear For  Sports and Knight Apparel acquisitions.  Looking at Gear For Sports, we are estimating approximately $350 million in  revenue for 2016, which is more than 50% higher than their revenue base of roughly $225 million at the time of our  acquisition in 2010.  Looking at Knights Apparel, we are estimating revenue of approximately $200 million in 2016, which  is approximately 20% higher than their 2014 revenue base of roughly $165 million.            Q:  Will Champion Europe be integrated into Hanes Europe Innerwear?  A:  No.  We run Innerwear and Activewear separately in the U.S. and we will do the same in Europe.  There are no real  synergies to be gained by integrating these two businesses.  Champion Europe will be integrated into our global supply  chain but it will be run as part of the global Champion Activewear business.

8     Q:  Excluding the purchase price, what are the total costs associated with the Champion Europe acquisition?  And what  portion will be cash‐based?  A:  We will provide more detail once the acquisition is closed and we have a detailed integration plan in place.    (1) We currently estimate the total, combined acquisition and integration costs for Champion Europe and Pacific Brands to  be less than $100 million.    # # #  Charges for Actions and Reconciliation to GAAP Measures  To supplement its financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides  quarterly results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net  income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA. Adjusted  EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income  excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions.  Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and  administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and  amortization.  Hanes has chosen to provide these non‐GAAP measures to investors to enable additional analyses of past,  present and future operating performance and as a supplemental means of evaluating company operations. However, non‐ GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for  financial results prepared in accordance with GAAP. See Table 2 and Table 5 attached to our press release dated August 2,  2016 to reconcile these non‐GAAP performance measures to the most directly comparable GAAP measure.    Full‐year GAAP operating profit guidance of $760 million to $795 million and EPS guidance of $1.44 to $1.54 reflects Hanes’  expectations for net sales, operating profit, interest expense, and tax rate as detailed in this FAQ document.  Full‐year Non‐ GAAP adjusted operating profit guidance of $940 million to $975 million and adjusted EPS guidance of $1.89 to $1.95  reflects the GAAP guidance adjusted by adding back the approximately $180 million of expected pretax charges for debt  refinancing and acquisition and integration expenses to adjusted operating profit and adjusted EPS.  GAAP EPS is expected  to be in the range of $0.43 to $0.45 for the third quarter and in the range of $0.47 to $0.55 for the fourth quarter.  Excluding approximately $50 million and $33 million of expected pretax charges for acquisition and integration expenses  during the third quarter and fourth quarter, respectively, adjusted EPS is expected to be in the range of $0.55 to $0.57 in  the third quarter and in the range of $0.57 to $0.61 in the fourth quarter.     Cautionary Statement Concerning Forward‐Looking Statements  This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933  and Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements include all statements that do not  relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,”  “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular,  among others, statements about our 2016 financial guidance and the HanesBrands acquisition of Pacific Brands,  Champion Europe and Knights Apparel, as well as the re‐acquisition of the rights to Champion in Japan from Goldwin,  Inc.   (the “acquisitions”), including integration plans and the expected impact of the acquisitions on HanesBrands’ sales,  earnings, operating profit and cash flow from operations, are forward‐looking statements. Forward‐looking statements  inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected  in these statements. Where, in any forward‐looking statement, we express an expectation or belief as to future results  or events, such expectation or belief is based on the current plans and expectations of our management, expressed in  good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or  accomplished, and actual results may differ materially from those contemplated by the forward‐looking statements. A  number of important factors could cause actual results to differ materially from those contemplated by the forward‐  looking statements, including, but not limited to our ability to achieve expected synergies and successfully integrate

9     acquired businesses; the level of expenses and other charges related to the acquisitions and the funding thereof; any  inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact  of significant fluctuations and volatility in various input costs, such as cotton and oil‐related materials, utilities, freight  and wages; our ability to manage our inventory effectively and accurately forecast demand for our products; the highly  competitive and evolving nature of the industry in which we compete; the risk of improper conduct by any of our  employees, agents or business partners that threatens our reputation and ability to do business; our complex  multinational tax structure; significant fluctuations in foreign exchange rates; our ability to access sufficient capital at  reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times  needed; risks associated with our indebtedness; other risks related to our international operations, including the impact  to our business as a result of the United Kingdom’s recent referendum to leave the European Union; and other risks  identified from time to time in our most recent Securities and Exchange Commission reports, including our annual  report on Form 10‐K and quarterly reports on Form 10‐Q. Since it is not possible to predict or identify all of the risks,  uncertainties and other factors that may affect future results, the above list should not be considered a complete list.  We believe these forward‐looking statements are reasonable; however, undue reliance should not be placed on any  forward‐looking statements, which are based on current expectations. All forward‐looking statements speak only as of  the date hereof. We undertake no obligation to update or revise  forward‐looking statements that may be made to  reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other  than as required by law.